Exhibit 99.(p)(3)

AMERISTOCK CORPORATION
CODE OF ETHICS

As Amended February    , 2007

1.             Definitions

(a)                                  “Access person” means any director, trustee, officer, or advisory person of the Adviser.

(b)                                 “Adviser” means Ameristock Corporation.

(c)                                  “Advisory person” means (i) any director, trustee, officer, or employee of  the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of covered securities by the Fund; and (iii) any supervised person of the Adviser (A) who is involved in making securities recommendations for a Fund, or (B) who has access to such recommendations that are nonpublic, access to nonpublic information regarding a Fund’s purchase or sale of securities, or access to nonpublic information regarding the portfolio holdings of a Fund.

(d)                                 “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

(e)                                  “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.  An access person may be deemed to have beneficial ownership of securities owned by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the access person can share in any profit from the securities. Securities are beneficially owned by a person if they are held by a family member sharing the same household, by a corporation controlled by the access person, or by certain trusts of which the access person is a trustee, beneficiary or settlor.

(f)                                    “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”).  In general, a person is presumed to control a company if he or she beneficially owns, directly or indirectly, more than 25% of the voting securities of the company, and a natural person is presumed not to be controlled by any other person.

(g)                                 “Covered security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

(1)                                  Direct obligations of the Government of the United States;

(2)                                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)                                  Shares issued by open-end registered investment companies excluding any exchange-traded funds or the shares of the Funds.

(h)                                 “Exchange-traded fund” means a registered investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act so the exchange-traded fund may issue securities that trade on the secondary market.

(i)                                     “Fund” means Ameristock Mutual Fund, Inc. and any investment portfolio of Ameristock ETF Trust.

(j)                                     “Initial public offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

(k)                                  “Investment personnel” of the Adviser means:  (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

(l)                                     “Limited offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)                               “Purchase or sale of a covered security” includes, among other things, the writing of an option to purchase or sell a covered security.

(n)                                 “Portfolio manager” means the person (or one of the persons) primarily responsible for the day-to-day management of a Fund.

(o)                                 “Supervised person” means any officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

2.             Statement of General Fiduciary Principles

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

•                  The interests of Fund shareholders must be placed first at all times;

•                  All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•                  Supervised persons should not take inappropriate advantage of their positions; and

•                  Supervised persons should comply with all applicable federal securities laws.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield supervised persons from liability for personal trading or other conduct that violates a fiduciary duty to the shareholders of any Fund.

3.             Substantive Restrictions on Personnel Investing Activities

(a)                                  Blackout Periods

(1)                                  No access person shall execute a transaction in a covered security on a day during which, to his knowledge, any Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

(2)                                  No portfolio manager shall buy or sell a covered security within at least seven calendar days before and after a Fund managed by the portfolio manager trades in that security.

(b)                                 Initial Public Offerings and Limited Offerings

All access persons of the Adviser must obtain approval from the Adviser’s Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

(c)                                  Pre-Clearance for Securities Held by a Fund

Any access person who desires to engage in any personal securities transactions in covered securities held by a Fund shall first obtain written approval from the Adviser’s Chief Compliance Officer.  In the event the Adviser’s Chief Compliance Officer wishes to engage in such a transaction, he shall first obtain written approval from one of the co-portfolio managers of the Fund.

4.             Reporting

(a)                                  Initial Holdings Reports - Exhibit  A

(1)                                  Except as otherwise provided below, every access person shall report to the Adviser, no later than 10 days after the person becomes an access person, the following information current as of a date no more than 45 days prior to the date the person becomes an access person:

(A)                              The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(B)                                The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(C)                                The date that the report is submitted by the access person.

(b)                                 Quarterly Transaction Reports - Exhibit B

(1)                                  Except as otherwise provided below, every access person shall report to the Adviser, no later than 30 days after the end of each calendar quarter, the following information:

(A)                              With respect to transactions during the quarter in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

 (i)                                  The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and maturity date(if applicable) and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)                                  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)                               The price of the covered security at which the transaction was effected;

(iv)                              The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)                                 The date that the report is submitted by the access person.

(B)                                With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)                                     The name of the broker, dealer or bank with whom the access person established the account.

(ii)                                  The date the account was established; and

(iii)                               The date that the report is submitted by the access person.

(c)                                  Annual Holdings Reports - Exhibit C

(1)                                  Except as otherwise provided below, no later than February 14 of each year, every access person shall report to the Adviser the following information (which must be current as of December 31 of such year).

(A)                              The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

(B)                                The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(C)                                The date that the report is submitted by the access person.

(d)                                 Exceptions

(1)                                  An access person need not make a report under this section with respect to transactions effected for, and covered securities held in, any account over which the person has no direct or indirect influence or control.

(2)                                  An access person need not make a quarterly transaction report under Section 4(b) with respect to purchases of covered securities that are part of an automatic investment plan.

(3)                                  An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in trade confirmations and/or account statements received by the Adviser with respect to the access person during the applicable time period, provided that all of the information required by Section 4(b)(1) is contained in the trade confirmations and or account statements received by the Adviser.  An access person need not make an annual holdings report if the report would duplicate information contained in account statements received by the Adviser with respect to the access person during the applicable time period, provided that all of the information required by Section 4(c)(1) is contained in account statements received by the Adviser.  The Chief Compliance Officer shall indicate his review of annual and quarterly transaction reports by initialing the reports, account statements and/or confirmations and indicating the date of review.

(e)                                  Disclaimer

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(5)           Administration of the Code of Ethics

(a)           General Rule

The Adviser must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

(b)           Distribution to and Acknowledgement by Personnel

All supervised persons of the Adviser will be provided with a copy of this Code and any amendments, and will be required to sign a written acknowledgement of their receipt of this Code and any amendments.

(c)           Written Report to the Board

No less frequently than annually, the Adviser must furnish to the Board of Directors of Ameristock Mutual Fund, Inc. and the Board of Trustees of Ameristock ETF Trust (the “Boards”), and the Boards must consider, a written report that:

(1)                                  Describes any issues arising under this Code or procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations; and

(2)                                  Certifies that the Adviser has adopted procedures reasonably necessary to prevent access persons from violating this Code.

(d)           Reporting of Violations

All supervised persons of the Adviser must promptly report any violations of this Code to the Chief Compliance Officer of the Adviser.

(e)           Annual Certification   - Exhibit D

All access persons of the Adviser will be required to sign an annual certification that they have complied with this Code.

(f)            Sanctions

Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

Exhibit A

INITIAL HOLDINGS REPORT

To:          Chief Compliance Officer,  Howard Mah

From:
(Access Person)

Re:  Report of Personal Securities Holdings:

As of                    , 200    , I hold the following securities:

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares (for equity securities)	Principal Amount (for debt securities)

[Use additional sheet if necessary]

☐                                    I have reported all personal securities holdings above or have provided Howard Mah with a copy of brokerage statements reflecting all of my personal securities holdings as of                       , 200    .

If no holdings are reported above and no brokerage statements have been provided, you must check the following box:

☐                                    As of                    , 200    , I do not have any direct or indirect beneficial ownership in any securities.  Beneficial interest is understood to include securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Corporation.

Signed:	.
Date:

Report reviewed by:	.
Date:

Exhibit B

QUARTERLY TRANSACTION REPORT

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

To:	Chief Compliance Officer, Howard Mah

From:
(Access Person)

Re:	Report of Personal Securities Transactions:

During the quarter ending                            , I have purchased/sold the following securities:

Date	Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Bought/ Sold	Number of Shares or Principal Amount	Price	Broker

[Use additional sheet if necessary]

☐                                    I have reported all personal securities holdings above or have provided Howard Mah with a copy of brokerage statements reflecting all of my personal securities transactions for the above referenced quarter.

☐                                    During the above period, I have not opened any personal securities brokerage account that I have not disclosed to Howard Mah.

If no holdings are reported above and no brokerage statements have been provided, you must check one of the following boxes:

☐                                    During the above period, I have not purchased or sold any securities in any personal brokerage account or in any account in which I have a direct or indirect beneficial interest.  Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.

☐                                    I do not currently have a personal securities brokerage account.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Corporation.

Signed:	.
Date:

Report reviewed by:	.
Date:

Exhibit C

ANNUAL HOLDING REPORT

To:          Chief Compliance Officer, Howard Mah

From:
(Access Person)

Re:  Report of Personal Securities Holdings:

As of                     , 200   , I hold the following securities:

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares (for equity securities)	Principal Amount (for debt securities)

[Use additional sheet if necessary]

☐                                    I have reported all personal securities holdings above or have provided Howard Mah with a copy of brokerage statements reflecting all of my personal securities holdings as of                        , 200   .

If no holdings are reported above and no brokerage statements have been provided, you must check the following box:

☐                                    As of                         , 200     , I do not have any direct or indirect beneficial ownership in any securities. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Corporation.

Signed:	.
Date:

Report reviewed by:	.
Date:

Exhibit D

ANNUAL CERTIFICATION OF COMPLIANCE WITH
AMERISTOCK CORPORATION’S CODE OF ETHICS

In accordance with Ameristock Corporation’s  Code of Ethics, I certify that:

1.             I have received and read the Code of Ethics.

2.                                     During the year ended                    , I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest.

3.             During such year, I have complied with the Code of Ethics in all other respects.

Signature

Print Name

Dated:	, 200

Exhibit E

AMERISTOCK CORPORATION PRECLEARANCE FORM
AMERISTOCK MUTUAL FUND INC. PRECLEARANCE FORM
AMERISTOCK ETF TRUST PRECLEARANCE FORM

EMPLOYEE/RELATED SECURITIES TRANSACTIONS

ACCOUNT INFORMATION:

NAME OF EMPLOYEE:

EMPLOYEE ACCOUNT:
(Name & Number)
OR

EMPLOYEE RELATED:
(“covered person”)	(Account Name & Number)

BROKERAGE FIRM
OR BANK:

TRANSACTION INFORMATION:

SECURITY:

NUMBER OF SHARES:

TRADE IS TO:	BUY	SELL

OTHER INFORMATION:

TYPE OF ORDER:	MARKET	LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

3.	Is there any current order for a Fund to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
YES ☐ NO ☐

4.	To your knowledge, is the security being considered for purchase or sale for a Fund?
YES ☐ NO ☐

3.	For portfolio managers, has the security been bought or sold for a Fund within the last 7 days?
YES ☐ NO ☐

4.	Do you have any material nonpublic information about the security or the Company?
YES ☐ NO ☐

5.	Is the security being issued in an IPO?	YES ☐ NO ☐

6.	Is the security being issued in a Limited Offering?	YES ☐ NO ☐

7.	Has this security been purchased or sold by you within 60 days?
YES ☐ NO ☐

The above information is true and correct to the best of my knowledge.  The above answers will be reviewed by the Chief Compliance Officer.  Approval given for any transaction will remain in effect for 48 hours.

Employee Signature

Date

APPROVED BY:

DATE: